                                                                     Exhibit 4.2

                            CAPTURA SOFTWARE, INC.

                          FIFTH AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

                              September 13, 2000

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
1.   Certain Definitions..........................................    2

2.   Restrictions on Transferability..............................    4

3.   Restrictive Legend...........................................    4

4.   Notice of Proposed Transfers.................................    4

5.   Registration.................................................    5

     5.1   Requested Registration.................................    5
     5.2   Company Registration...................................    7
     5.3   Registration on Form S-3...............................    8
     5.4   Expenses of Registration...............................   10
     5.5   Registration Procedures................................   10
     5.6   Indemnification........................................   11
     5.7   Information by Holders.................................   13
     5.8   Rule 144 Reporting.....................................   13
     5.9   Rights of Holders......................................   14
     5.10  Transfer of Registration Rights........................   14
     5.11  Termination of Registration Rights.....................   14
     5.12  Limitations on Subsequent Registration Rights..........   15

6.   Financial Information........................................   15

7.   Standoff Agreement...........................................   16

8.   Right of First Refusal on Company Issuance...................   16

     8.1   Right of First Refusal.................................   16
     8.2   Over-Allotment Option..................................   17
     8.3   Pro Rata Share.........................................   17
     8.4   New Securities.........................................   17
     8.5   Procedure..............................................   18
     8.6   Waiver of Right of First Refusal.......................   19
     8.7   Termination and Assignment.............................   19
     8.8   Company Right to Terminate Issuance of New Securities..   19

9.   Voting Agreement with Respect to the Board of Directors......   20

10.  Amendment....................................................   20

11.  Governing Law................................................   20

                               TABLE OF CONTENTS
                                  (continued)

                                                                   Page
                                                                   ----
12.  Entire Agreement.............................................   20

13.  Notices, Etc.................................................   20

14.  Successors and Assigns.......................................   21

15.  Severability.................................................   21

16.  Counterparts.................................................   21

                            CAPTURA SOFTWARE, INC.

                          FIFTH AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

     This Fifth Amended and Restated Investor Rights Agreement (the "Agreement") is made as of September 13, 2000 by and among Captura Software, Inc., a Delaware corporation (the "Company"), the purchasers of Series A Preferred Stock of the Company listed on Exhibit A hereto (the "Series A Purchasers"), the purchasers of Series B Preferred Stock of the Company listed on Exhibit A hereto (the "Series B Purchasers"), the purchasers of Series C Preferred Stock of the Company listed on Exhibit A hereto (the "Series C Purchasers"), the purchasers of Series D Preferred Stock of the Company listed on Exhibit A hereto (the "Series D Purchasers"), the purchasers of Series E Preferred Stock of the Company listed on Exhibit A hereto (the "Prior Series E Purchasers"), the undersigned purchasers of Series E Preferred Stock of the Company (the "New Series E Purchasers") and the warrant holders of the Company listed on Exhibit A hereto (the "Warrant Holders"). The Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, the Prior Series E Purchasers, the New Series E Purchasers and the Warrant Holders are hereinafter collectively referred to as the "Purchasers" and individually as a "Purchaser."

                                   RECITALS
                                   --------

     WHEREAS, the Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and the Prior Series E Purchasers are parties to that certain Fourth Amended and Restated Investor Rights Agreement made and entered into as of February 16, 2000 (the "Prior Agreement");

     WHEREAS, concurrently herewith each of the New Series E Purchasers and the Company are entering into a Series E Preferred Stock and Warrant Purchase Agreement (the "Series E Purchase Agreement"), of even date herewith, pursuant to which the New Series E Purchasers are purchasing from the Company shares of the Company's Series E Preferred Stock;

     WHEREAS, the obligations of the Company and the New Series E Purchasers under the Series E Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers;

     WHEREAS, in consideration of the Company's sale and the New Series E Purchasers purchase of the Series E Preferred Stock, the several parties hereto wish to grant to the New Series E Purchasers the several rights set forth herein and to observe the several obligations set forth herein, which rights and obligations shall supersede those set forth in the Prior Agreement; and

     WHEREAS, pursuant to Section 10 of the Prior Agreement, this Agreement shall be effective upon the written consent of the Company and the holders of a majority of the outstanding Registrable Securities (as defined in the Prior Agreement);

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and Purchasers agree as follows:

     1.   Certain Definitions.
          -------------------

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

          "Conversion Stock" means the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred and the Common Stock issued or issuable pursuant to conversion of any such preferred stock and shares of Common Stock issued or issuable upon exercise of a warrant to purchase shares of Common Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holders" shall mean (i) the Purchasers for so long as the Purchasers hold Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 5.10 hereof.

          "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold (i) not less than 20% of the Registrable Securities or (ii) Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of five million dollars ($5,000,000).

          "Registrable Securities" means any shares of Common Stock which are Conversion Stock, Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, and any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for any Holder.

          "Series A Preferred" shall mean (i) the Series A Preferred Stock of the Company issued pursuant to the Series A Preferred Stock and Warrant Purchase Agreement dated July 11, 1997 (the "Series A Purchase Agreement") and (ii) the Series A Preferred issued or issuable upon exercise of the warrants to purchase shares of Series A Preferred Stock of the Company (the "Series A Warrants").

          "Series B Preferred" shall mean (i) the Series B Preferred Stock of the Company issued pursuant to the Series B Preferred Stock Purchase Agreement dated October 17, 1997 (the "Series B Purchase Agreement") and (ii) the Series B Preferred Stock of the Company issued or issuable upon exercise of the warrants to purchase Series B Preferred Stock of the Company (the "Series B Warrants").

          "Series C Preferred" shall mean (i) the Series C Preferred Stock of the Company issued pursuant to the Series C Preferred Stock Purchase Agreement dated August 12, 1998 (the "Series C Purchase Agreement") and (ii) the Series C Preferred Stock of the Company issued or issuable upon exercise of warrants to purchase Series C Preferred Stock of the Company (the "Series C Warrants").

          "Series D Preferred" shall mean (i) the Series D Preferred Stock of the Company issued pursuant to the Series D Preferred Stock and Warrant Purchase Agreements dated February 8, 1999 and February 26, 1999 (the "Series D Purchase Agreements"),and (ii) the Series D Preferred Stock of the Company issued or issuable upon exercise of warrants to purchase Series D Preferred Stock of the Company (the "Series D Warrants").

          "Series E Preferred" shall mean (i) the Series E Preferred Stock of the Company issued pursuant to the Series E Preferred Stock and Warrant Purchase Agreement of February 16, 2000 (the "Prior Series E Agreement"), and the Series E Purchase Agreement, and (ii) the Series E Preferred Stock of the Company issued or issuable upon exercise of warrants to purchase Series E Preferred Stock (the "Series E Warrants").

     2.   Restrictions on Transferability.
          -------------------------------

          The Conversion Stock and any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend.
          ------------------

          Each certificate representing (i) the Conversion Stock and (ii) any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          Each Purchaser and each Holder consent to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

     4.   Notice of Proposed Transfers.
          ----------------------------

          The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this
Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its partners, members, retired partners, or retired members, or to the estate of any of its partners, members, or retired partners, or retired members, (iii) transactions involving the transfer of any Restricted Security by a Holder to (a) a limited partnership the limited partners of which are all employees of affiliates of the ultimate parent company of the general partner of such limited partnership or
(b) additional limited partnerships or other entities held directly or indirectly by employees of affiliates of the ultimate parent company of such entities, (c) in addition to the permitted transfers described in this Section 4, in the case of Tudor Private Equity Fund, L.P. and The Raptor Global Portfolio Ltd. (collectively "Tudor"), any "Tudor Entities" and "Tudor Entities' Affiliates" as defined in Section 8.12 of the Series E Purchase Agreement, and
(d) a parent or 80%-owned, direct or indirect subsidiary corporation of such Holder, (iv) in transactions involving the transfer without consideration of Restricted Securities by a Holder during his or her lifetime by way of gift or on death by will or intestacy, (v) transfers by a Holder to any partnership or limited liability company at least 80% of the capital and profits of which are owned by such Holder, or (vi) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no-action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

     5.   Registration.
          ------------

          5.1  Requested Registration.
               ----------------------

               (a)  Request for Registration.  In case the Company shall receive
                    ------------------------
from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities where the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.1:

                    (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) Prior to the earlier of December 31, 2001 or six (6) months after the effective date of the Company's initial registered offering of securities to the public;

                    (iii) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any registration statement subject to Section 5.2 hereof (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iv) After the Company has effected three such registrations pursuant to this Section 5.1, and each such registration has been declared or ordered effective;

                    (v) If the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period; or

                    (vi) If such registration, qualification or compliance is not proposed to be part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Company.

     Subject to the foregoing clauses (i) through (vi), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (c)  Underwriting.  In the event of a registration pursuant to
                    ------------
Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          5.2  Company Registration.
               --------------------

               (a)  Notice of Registration.  If at any time or from time to time
                    ----------------------
the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company (or within thirty (30) days after receipt of such written notice if such notice was given by the Company between December 20 and December 31 of any year), by any Holder, except that in no event will any Holder be entitled to receive notice of, or have such Holder's Registrable Securities included in, more than four (4) registrations pursuant to this Section 5.2.

               (b)  Underwriting.  If the registration of which the Company
                    ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, provided no other security holders are allowed to sell in such offering, and (ii) in the case of any other offering, to an amount no less than 25% of the aggregate securities being registered. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

          If any of the Holders disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

               (c)  Right to Terminate Registration.  The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          5.3  Registration on Form S-3.
               ------------------------

               (a) If any of the Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this
Section 5.3 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(c) shall be applicable to each such registration initiated under this
Section 5.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention
                                                           ---- ----
to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities);

                    (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following, the effective date of any registration statement subject to Section 5.2 hereof (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iv) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period; or

                    (v) after the Company has effected four such registrations pursuant to this Section 5.3, and each such registration has been declared or ordered effective.

          5.4  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with (i) the three registrations pursuant to Section 5.1 and (ii) all registrations pursuant to Sections 5.2 and 5.3 shall be borne by the Company except that the Company shall only be required to bear the Registration Expenses incurred in connection with one registration pursuant to Section 5.3, unless there has been no registration pursuant to Section 5.1, in which case the Company shall only be required to bear the Registration Expenses incurred in connection with two registrations pursuant to Section 5.3.

     Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of
                                        --- ----
shares so registered.

          5.5  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each of the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its best efforts to:

               (a) prepare and file with the Commission within sixty (60) days after the initial request of a Holder, a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs;

               (b) prepare and file with the Commission during the one hundred twenty (120) days that such registration statement under subsection 5.5(a) above remains effective such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by the registration statement;

               (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

               (f) notify each Holder participating in such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          5.6  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made solely in reliance upon and in strict conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of: (1) any Holder, (i) if there is no underwriter, and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage (to the extent that such Holder was obligated by law to provide a copy of the Final Prospectus to such person), or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made solely in reliance upon and in strict conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; or (2) any underwriter, (i) if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage, or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made solely in reliance on and in strict conformity with written information furnished to the Company by an instrument duly executed by such underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in strict conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that the liability of each Holder under this subsection 5.6(b) shall be limited in an amount equal to the gross proceeds from the offering received by such Holder, unless such liability arises solely out of or is solely based on willful misconduct by such Holder.

               (c)  Each party entitled to indemnification under this Section
5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          5.7  Information by Holders.  The Holder or Holders of Registrable
               ----------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          5.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

               (b) Register its Common Stock on a registration statement on Form 8-A as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements);

               (d) So long as any of the Holders owns any Restricted Securities, to furnish to the Purchasers forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchasers may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchasers to sell any such securities without registration; and

               (e) Remove the applicable legend from the Restricted Securities, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable securities have terminated.

          5.9  Rights of Holders.  If any registration statement filed with the
               -----------------
Commission refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities does not necessarily make such Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or other applicable foreign securities laws or any rules and regulations promulgated thereunder, the deletion of the reference to such.

          5.10 Transfer of Registration Rights.  The rights to cause the Company
               -------------------------------
to register securities granted to the Purchasers under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Purchaser only if the Company shall in writing first consent to such transfer of registration rights and only if transferee acquires at least 200,000 shares of Conversion Stock. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to (i) any affiliate of the Purchasers, (ii) a limited partnership the limited partners of which are employees of affiliates of the ultimate parent company of the general partner of such limited partnership, (iii) additional limited partnerships or other entities held directly or indirectly by employees of affiliates of the ultimate parent company of such entities, (iv) a parent or 80%-owned, direct or indirect subsidiary corporation of a Purchaser, or (v) in addition to the foregoing permitted transfers, in the case of Tudor Private Equity Fund, L.P. and The Raptor Global Portfolio Ltd, any "Tudor Entities" and "Tudor Entities' Affiliates" as defined in Section 8.12 of the Series E Purchase Agreement, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement; provided however, the Company shall not be required to register securities of such affiliate assignees holding less than an aggregate of 200,000 shares of Conversion Stock.

          5.11 Termination of Registration Rights.  The rights granted pursuant
               ----------------------------------
to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder, on the earlier of (i) such date as the Company has registered its shares of Common Stock under the Exchange Act and at such time the Holder owns less than 5% of the outstanding stock of the Company and all Registrable Securities held by such Holder may be sold under Rule 144 during any ninety (90)-day period and the Common Stock of the Company is traded on a national securities exchange or the Nasdaq National Market, and (ii) five (5) years after the effective date of the Company's initial public offering of securities under the Securities Act in an underwritten offering with net offering proceeds to the Company of at least $20,000,000.

          5.12 Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

     6.   Financial Information.
          ---------------------

               (a) The Company will provide the following reports to each Purchaser for so long as such Purchaser continues to hold at least 200,000 shares of Conversion Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like):

                    (i) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year;

                    (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and, to the extent prepared for the Board of Directors of the Company, consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company;

                    (iii) To the extent and in the format, if any, prepared for the Board of Directors of the Company, as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of operations, consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, including a comparison between the actual financial statements and the projected figures according to the operating budget referenced in clause (iv) below; and

                    (iv) As soon as practicable following the submission to and approval by the Board of Directors of the Company but in any event no later than thirty (30) days prior to the beginning of the following fiscal year, an operating budget and plan for the Company for such fiscal year in the form approved by the Board of Directors.

               (b) The Purchaser acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered "inside" non-public information will not be utilized by the Purchaser in connection with purchases or sales of the Company's securities except in compliance with applicable state and federal securities laws.

               (c) For purposes of determining whether a Purchaser holds a required minimum number of shares with respect to Section 6 or Section 5.11 of this Agreement, a Purchaser may aggregate all shares of Conversion Stock held by itself and its affiliates, and in the case of Tudor Private Equity Fund, L.P. and The Raptor Global Portfolio Ltd. (collectively "Tudor"), Tudor may also aggregate with the "Tudor Entities" and "Tudor Entities' Affiliates" defined in
Section 8.12 of the Series E Purchase Agreement.

               (d) The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act whichever shall occur first.

     7.   Standoff Agreement.  In connection with any public offering of the
          ------------------
Company's securities in connection with an effective registration statement under the Securities Act, each such Holder agrees, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company and all 5% stockholders of the Company also agree to such restrictions. Each Purchaser and each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 7.

     8.   Right of First Refusal on Company Issuance.
          ------------------------------------------

          8.1  Right of First Refusal.  The Company hereby grants to each
               ----------------------
Purchaser a right of first refusal ("Right of First Refusal") to purchase such Purchaser's Pro Rata Share (as defined in Section 8.3 hereof) of any New Securities (as defined in Section 8.4 hereof) which the Company may, from time to time, propose to issue and sell. For purposes of this Section 8, Purchaser includes any general partners and affiliates of a Purchaser, and in addition to the foregoing, in the case of Tudor Private Equity Fund, L.P. and The Raptor Global Portfolio Ltd, also includes the "Tudor

Entities" and "Tudor Entities' Affiliates" as defined in Section 8.12 of the Series E Purchase Agreement. A Purchaser shall be entitled to apportion the Right of First Refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          8.2  Over-Allotment Option. In the event that the Purchasers together
               ---------------------
do not purchase all of the New Securities pursuant to the Right of First Refusal granted in Section 8.1 hereof, then those Purchasers that shall have purchased their full Pro Rata Share of such New Securities shall also have the right to purchase up to all of the remaining New Securities (the "Over-Allotment Option"), in addition to such New Securities as they shall already have elected to purchase, if they shall have so elected as provided for in Section 8.5(a) below. If more than one Purchaser elects to exercise such Purchaser's Over-Allotment Option, and the aggregate number of shares of New Securities such Purchasers elect to purchase exceeds the aggregate number of shares of New Securities then remaining, then the shares of New Securities to be purchased pursuant to the Over-Allotment Option shall be divided among such Purchasers according to their respective Pro Rata Share, or on such other basis as such Purchasers may agree upon amongst themselves in writing.

          8.3  Pro Rata Share. Each Purchaser's "Pro Rata Share", for purposes
               --------------
of this Section 8, is equal to the fraction obtained by dividing (a) the sum of the total number of shares of any (i) Common Stock, (ii) Common Stock issuable, directly or indirectly, upon conversion of any Preferred Stock and (iii) Common Stock issuable, directly or indirectly, upon exercise of any options or warrants then held by such Purchaser by (b) the sum of the total number of shares of (i) Common Stock, (ii) Common Stock issuable, directly or indirectly, upon the conversion of Preferred Stock and (iii) Common Stock issuable, directly or indirectly, upon any exercise of any options or warrants then outstanding.

          8.4  New Securities. Except as set forth below, "New Securities" shall
               --------------
mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock and securities of any type whatsoever that are, or may by their terms become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" do not include the following: (i) shares of Common Stock issued upon the conversion of the Company's Series A Preferred Stock; (ii) shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock; (iii) shares of Common Stock issued upon conversion of the Company's Series C Preferred Stock; (iv) shares of Common Stock issued upon conversion of the Company's Series D Preferred Stock; (v) shares of Series E Preferred Stock issued pursuant to the Series E Purchase Agreement and shares of Common Stock issued upon conversion of the Company's Series E Preferred Stock; (vi) shares of Common Stock, or options or other rights to purchase Common Stock, issued or granted to employees, officers, directors and consultants of the Company pursuant to the Company's 1997 Stock Plan; (vii) securities issued or issuable pursuant to commercial or strategic transactions approved by a majority of the Company's Board of Directors (such majority must include the director elected by the holders of Series A Preferred, the director elected by the holders of Series B Preferred and the director elected by the Series D Preferred, if any are so elected) including, but not limited to, equipment leases, corporate partnerships, property leases or bank lines of credit, provided that the specific issuance is approved by the Board and are free of any other preemptive rights of any stockholder of the Company; (viii) shares of Common Stock or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company; (ix) up to 140,872 shares of Series A Preferred Stock issuable upon exercise of the Series A Warrants and shares of Common Stock issued upon conversion of such shares; (x) up to 20,270 shares of Series B Preferred Stock issuable upon exercise of the Series B Warrants and shares of Common Stock issued upon conversion of such shares; (xi) up to 72,552 shares of Series C Preferred Stock issuable by the Company upon exercise of Series C Warrants and shares of Common Stock issued upon conversion of such shares; (xii) up to 982,827 shares of Series D Preferred Stock issuable by the Company upon exercise of Series D Warrants and shares of Common Stock issued upon conversion of such shares; (xiii) up to 2,771,638 shares of Series E Preferred Stock issuable by the Company upon exercise of Series E Warrants and shares of Common Stock issued upon conversion of such shares; (xiv) up to 12,000 shares of Common Stock issuable by the Company upon conversion or exercise of a warrant to purchase Common Stock; or (xv) securities issued by the Company pursuant to the acquisition of another corporation or other entity by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization as a result of which the stockholders of the Company will continue to hold more than 50% of the voting securities of the Company provided such issuance of securities has been approved in accordance with Article Fourth, Section 6(f) of the Company's Sixth Amended and Restated Certificate of Incorporation.

          8.5  Procedure.
               ---------

               (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice (the "Company Notice") of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the date of receipt of the Company Notice to exercise such Purchaser's Right of First Refusal to purchase up to such Purchaser's respective Pro Rata Share of such New Securities for the price and upon the terms specified in the Company Notice by delivering written notice (the "Right of First Refusal Election Notice") to the Company and stating therein the quantity of New Securities to be purchased.

               (b) If the Company shall have received one or more Right of First Refusal Election Notices within twenty (20) days from the date all Purchasers are deemed to have received the Company Notice, in which one or more (but less than all) Purchasers have elected to purchase their full Pro Rata Share of the New Securities, the Company shall immediately give each such Purchaser notice (the "Over-Allotment Notice") indicating the aggregate amount of New Securities as to which the Purchasers shall not have exercised their respective Rights of First Refusal. Each Purchaser who shall have elected to purchase at least its full Pro Rata Share of such New Securities, pursuant to this Section 8.5, shall have five (5) days upon receipt of the Over-Allotment Notice, to give notice (the "Over-Allotment Election Notice") to the Company whether it elects to exercise its Over-Allotment Option granted in Section 8.2 hereof (and, if so, the maximum number of additional shares of New Securities it elects to purchase pursuant thereto).

               (c) Settlement for the New Securities to be purchased by the Purchasers pursuant to this Section 8.5 shall be made in cash within twenty (20) days from the Purchasers' deemed date of receipt of the Company Notice; provided, however, that if the terms of payment for the New Securities specified in the Company Notice were for other than cash against delivery, each Purchaser shall pay in cash to the Company the fair market value of such consideration as mutually agreed upon by the Company and a majority of the Purchasers who elect to purchase New Securities or, if no such agreement is reached, as determined by an investment banking firm mutually acceptable to the Company and a majority of the Purchasers who elect to purchase New Securities, which appraisal shall be final, within five (5) days of such determination if such determination is made after fifteen (15) days following receipt of the Company Notice.

               (d) In the event that the Purchasers have not elected to purchase all of the New Securities within the later of (i) twenty (20) days of the deemed receipt of Company Notice pursuant to clause (a) above or (ii) five
(5) days of the deemed receipt of the Over-Allotment Notice pursuant to clause
(b) above, the Company shall have ninety (90) days thereafter to sell the New Securities not elected to be purchased by the Purchasers at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company Notice. In the event the Company has not sold some or all of the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any unsold New Securities without first offering such securities to the Purchasers in the manner provided above.

               (e) If any Purchaser shall have failed to deliver to the Company its Right of First Refusal Election Notice within the time periods described in this Section 8.5, such Purchaser shall be deemed to have waived its Right of First Refusal as to such financing to which such notice pertains.

          8.6  Waiver of Right of First Refusal. The Right of First Refusal may
               --------------------------------
be waived as to any given issuance of New Securities on behalf of all Purchasers, by Purchasers holding a majority of the shares of Common Stock issued or issuable upon conversion of any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred then held by all Purchasers or their permitted assignees or transferees; provided, however, that the Right of First Refusal may be waived on behalf of Ford Motor Company ("Ford") only by the written consent of Ford.

          8.7  Termination and Assignment. The Right of First Refusal granted in
               --------------------------
this Section 8 shall expire upon the effective date of the Company's initial public offering of securities registered under the Securities Act with aggregate proceeds, net of underwriting discounts and commissions, of at least $20,000,000. The Right of First Refusal is non-assignable except to any transferee to whom registration rights may be transferred pursuant to Section
5.10 of this Agreement.

          8.8  Company Right to Terminate Issuance of New Securities.
               -----------------------------------------------------
Notwithstanding the foregoing, the Company may in its sole discretion terminate any proposed issuance of New Securities in respect of which the Company has given Company Notice, at any time prior to the consummation thereof. The foregoing provision shall apply even in the event one or more

Purchasers shall have exercised their Rights of First Refusal hereunder; provided, however, that no New Securities shall then have been issued.

          9.   Voting Agreement with Respect to the Board of Directors.
               -------------------------------------------------------

               (a) Each Series D Purchaser agrees that, for so long as 60% or more of the shares of Series D Preferred originally issued to Sprout Capital VII, L.P. and its affiliates ("Sprout") remain outstanding, it shall vote, or cause to be voted, all of its shares of Series D Preferred in favor of and in order to elect Sprout's nominee as the director which the holders of the Series D Preferred are entitled to elect to the Company's Board of Directors pursuant to Section 5(b) of the Company's Sixth Amended and Restated Certificate of Incorporation. Sprout shall have sole discretion to determine its nominee under this Section 9, except that such nominee shall be reasonably acceptable to the Company's Board of Directors if such nominee is not a partner, employee or officer of Sprout and that such nominee shall initially be Robert Finzi.

               (b) All certificates representing any Series D Preferred subject to the provisions of this Agreement shall have a legend marked thereon in substantially the following form:

               "THE VOTING OF THE SHARES REPRESENTED HEREBY IS SUBJECT TO THE TERMS OF AN AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY."

          10.  Amendment. Any provision of this Agreement may be amended or the
               ---------
observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding so long as the effect thereof will be that all such persons will be treated in the same manner with respect to the amended terms; provided, however, that no such amendment or waiver of the Right of First Refusal set forth in
Section 8 hereof with respect to Ford's rights thereunder may be effected without the written consent of Ford. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          11.  Governing Law. This Agreement and the legal relations between the
               -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

          12.  Entire Agreement. This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties regarding the matters set forth herein and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

          13.  Notices, Etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or by facsimile transmission, to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Series A Purchaser, Series B Purchaser, Series C Purchaser, Series D Purchaser, Prior Series E Purchaser or New Series E Purchaser, at the address of such Series A Purchaser, Series B Purchaser, Series C Purchaser, Series D Purchaser, Prior Series E Purchaser or New Series E Purchaser set forth in the Series A Purchase Agreement, Series B Purchase Agreement, Series C Purchase Agreement, the Series D Purchase Agreements, the Prior Series E Agreement and the Series E Purchase Agreement, respectively, or at such other address as such Purchaser shall have furnished to the Company in writing in accordance with this Section 13, with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, to the attention of Dennis R. DeBroeck, Esq. for any Series A Purchaser, with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025 to the attention of Anthony J. McCusker, Esq. for any Series B Purchaser, with a copy to Perkins Coie LLP to the attention of Gregory Gorder, Esq., 1201 Third Avenue, 40th Floor, Seattle, WA 98101-3099 for any Series C Purchaser, with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025 to the attention of Scott Dettmer, Esq., for any Series D Purchaser, and with a copy to Ford Motor Company, The American Road, PO Box 1899, Dearborn, MI 48121-1899 to the attention of Secretary for Ford, (b) if to any other holder of Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 13, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office, with a copy addressed to Wilson Sonsini Goodrich & Rosati, 5300 Carillon Point, Kirkland, Washington 98033, to the attention of Patrick J. Schultheis, Esq.

          14.  Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

          15.  Severability. In the event any provision of this Agreement shall
               ------------
be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          16.  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have set their hands hereunto effective upon the date first above written.

"COMPANY"

CAPTURA SOFTWARE, INC.
a Delaware corporation

By:____________________________
     Dan Vetras, President

Address: 1629 220th Street S.E.,
         Suite 101
         Bothell, WA 98021

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   DLJ CAPITAL CORP.


                                   ________________________________________
                                   By:  Robert Finzi
                                   Its: Attorney in Fact

                                   Address:


                                   DLJ ESC II, L.P.

                                   By: DLJ LBO Plans Management Corporation
                                   Its Manager

                                   ________________________________________
                                   By:  Robert Finzi
                                   Its: Attorney in Fact

                                   Address:


                                   SPROUT CAPITAL VIII, L.P.

                                   By:  DLJ Capital Corp.
                                   Its: Managing General Partner

                                   ________________________________________
                                   By:  Robert Finzi
                                   Its: Attorney in Fact

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"


                                   SPROUT VENTURE CAPITAL, L.P.

                                   By:  DLJ Capital Corp.
                                   Its: Managing General Partner

                                   ________________________________________
                                   By:  Robert Finzi
                                   Its: Attorney in Fact

                                   Address:

                                   EXCELSIOR PRIVATE EQUITY
                                   FUND II, INC.

                                   By:  United States Trust Company of New York
                                   Its: Managing Investment Adviser

                                   By: ____________________________________
                                       Name:  Dougles A. Lindgren
                                       Title: Chief Investment Officer

                                   Address: 114 West 47th Street
                                            New York, NY 10036

              FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   TUDOR PRIVATE EQUITY FUND L.P.

                                   By: __________________________________
                                       Its General Partner

                                   By: __________________________________
                                       Name:
                                       Title:

                                   Address:

                                   THE RAPTOR GLOBAL PORTFOLIO LTD.

                                   By: __________________________________
                                       Its General Partner

                                   By: __________________________________
                                       Name:
                                       Title:

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   MERRILL LYNCH KECALP L.P. 1994

                                   By: KECALP Inc.
                                       Its General Partner

                                   By: __________________________________
                                       Name:  Matthias B. Bowman
                                       Title: President

                                   Address: 250 Vesey Street
                                            New York, NY 10281

                                   MERRILL LYNCH KECALP L.P. 1997

                                   By: KECALP Inc.
                                       Its General Partner

                                   By: __________________________________
                                       Name:  Matthias B. Bowman
                                       Title: President

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   OAK INVESTMENT PARTNERS VII, L.P.

                                   By: Oak Associates VII, LLC
                                       Its General Partner

                                   By: ____________________________________
                                       Fredric W. Harman, Managing Member

                                   Address: 525 University Avenue, Suite 1300
                                            Palo Alto, CA 94301

                                   OAK VII AFFILIATE FUND, L.P.

                                   By: Oak VII Affiliates, LLC
                                       Its General Partner

                                   By: ____________________________________
                                       Fredric W. Harman, Managing Member

                                   Address: 525 University Avenue, Suite 1300
                                            Palo Alto, CA 94301

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   VOYAGER CAPITAL FUND I, L.P.

                                   By: Voyager Capital Management, LLC
                                       Its General Partner

                                   By: __________________________________
                                       Name:  Tony Audino
                                       Title: Managing Director

                                   Address: 10900 NE 4th Street, Ste. 2300
                                            Bellevue, WA 98004

                                   VOYAGER CAPITAL FOUNDERS
                                   FUND, L.P.

                                   By: Voyager Capital Management, LLC
                                       Its General Partner

                                   By: ___________________________________
                                       Name:  Tony Audino
                                       Title: Managing Director

                                   Address: 10900 NE 4th Street, Ste. 2300
                                            Bellevue, WA 98004

                                   NIE INVESTMENT PARTNERSHIP I

                                   By: ___________________________________
                                       Name:  __________________
                                       Title: __________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   HEWLETT-PACKARD COMPANY

                                   By: ________________________________
                                       Name:  __________________
                                       Title: __________________

                                   Address: 3000 Hanover Street
                                            Palo Alto, CA 94301
                                            Attn: General Counsel


                                   MASTERCARD INTERNATIONAL
                                   INCORPORATED

                                   By: __________________________________
                                       Name:  __________________
                                       Title: __________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"


                                   ANSCHUTZ FAMILY INVESTMENT
                                   COMPANY LLC

                                   By:
                                   Its:

                                   By: ___________________________
                                       Name:  ____________________
                                       Title: ____________________

                                   Address:


                                   A.C.E. INVESTMENT PARTNERSHIP

                                   By:
                                   Its:

                                   By: ___________________________
                                       Name:  ____________________
                                       Title: ____________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   TCW LEVERAGED INCOME TRUST, L.P.


                                   By:  TCW Investment Management Company
                                   Its: Investment Advisor

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   By:  TCW Advisors (Bermuda), Ltd.
                                   Its: General Partner

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   TCW LEVERAGED INCOME TRUST II, L.P.


                                   By:  TCW Investment Management Company
                                   Its: Investment Advisor

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   By:  TCW (LINC II), L.P.
                                   Its: General Partner

                                   By:  TCW Advisors (Bermuda), Ltd.
                                   Its: General Partner

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   TCW SHARED OPPORTUNITY FUND II, L.P.


                                   By:  TCW Investment Management Company
                                   Its: Investment Advisor

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   Address:


                                   TCW SHARED OPPORTUNITY FUND IIB, LLC

                                   By:  TCW Asset Management Company
                                   Its: Investment Advisor

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"


                                   TCW SHARED OPPORTUNITY FUND III, L.P.

                                   By:  TCW Asset Management Company
                                   Its: Investment Advisor

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________

                                   Address:


                                   BROWN UNIVERSITY THIRD CENTURY FUND

                                   By:   ___________________________
                                   Name: Mark Attanasio
                                   Its:  Investment Advisor

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   THE "PURCHASERS"

                                   FORD MOTOR COMPANY

                                   _________________________________

                                   Name: ___________________________
                                   Its:  ___________________________

                                   Address:



                                   BAS CAPITAL FUNDING CORPORATION

                                   _________________________________

                                   Name: ___________________________
                                   Its:  ___________________________

                                   Address:

             FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   EXHIBIT A

                            SCHEDULE OF PURCHASERS
                            ----------------------

     The Series A Purchasers are as follows:

          Merrill Lynch KECALP L.P. 1994
          KECALP Inc.
          Merrill Lynch KECALP L.P. 1997

     The Series B Purchasers are as follows:

          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          Norman Nie
          Merrill Lynch KECALP L.P. 1997
          Merrill Lynch KECALP L.P. 1994
          KECALP, Inc.
          Voyager Capital Fund I, L.P.
          Voyager Capital Founders Fund, L.P.

     The Series C Purchasers are as follows:

          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          Norman Nie
          Merrill Lynch KECALP L.P. 1997
          Merrill Lynch KECALP L.P. 1994
          KECALP, Inc.
          Voyager Capital Fund I, L.P.
          Voyager Capital Founders Fund, L.P.


     The Series D Purchasers are as follows:

          DLJ Capital Corp.
          DLJ ESC II, L.P.
          Sprout Capital VIII, L.P.
          Sprout Venture Capital, L.P.
          Excelsior Private Equity Fund II, L.P.

          Tudor Private Equity Fund, L.P.
          The Raptor Global Portfolio Ltd.
          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          Norman Nie
          Merrill Lynch KECALP L.P. 1997
          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP International L.P. 1997
          Voyager Capital Fund I, L.P.
          Voyager Capital Founders Fund L.P.
          Timothy McMullen


     The Prior Series E Purchasers are as follows:

          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP L.P. 1997
          KECALP Inc.
          Tudor Private Equity Fund, L.P.
          The Raptor Global Portfolio Ltd.
          Excelsior Private Equity Fund II, LP
          Voyager Capital Fund I, LP
          Voyager Capital Founders Fund, LP
          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          DLJ Capital Corp.
          DLJ ESC II, L.P.
          Sprout Capital VIII, L.P.
          Sprout Venture Capital, L.P.
          Hewlett-Packard Company
          MasterCard International Incorporated
          TCW Leveraged Income Trust, L.P.
          TCW Leveraged Income Trust II, L.P.
          TCW Shared Opportunity Fund II, L.P.
          TCW Shared Opportunity Fund IIB, L.L.C.
          TCW Shared Opportunity Fund III, L.P.
          Brown University Third Century Fund
          Anschutz Family Investment Company LLC
          A.C.E. Investment Partnership
          Nie Investment Partnership I

     The holders of Warrants to purchase Series A Preferred Stock are as follows:

          KECALP INC.
          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP L.P. 1997

     The holders of Warrants to purchase Series C Preferred Stock are as follows:

          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          Merrill Lynch KECALP L.P. 1997
          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP International, L.P. 1997
          Voyager Capital Fund I, L.P.
          Voyager Capital Founders Fund, L.P.

     The holders of Warrants to purchase Series D Preferred Stock are as follows:

          DLJ Capital Corp.
          DLJ ESC II, L.P.
          Sprout Capital VIII, L.P.
          Sprout Venture Capital, L.P.
          Excelsior Private Equity Fund II, L.P.
          Tudor Private Equity Fund, L.P.
          The Raptor Global Portfolio Ltd.
          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          Merrill Lynch KECALP L.P. 1997
          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP International, L.P. 1997
          Voyager Capital Fund I, L.P.
          Voyager Capital Founders Fund, L.P.
          Timothy McMullen

     The holders of Warrants to purchase Series E Preferred Stock are as follows:

          Merrill Lynch KECALP L.P. 1994
          Merrill Lynch KECALP L.P. 1997
          KECALP Inc.
          Tudor Private Equity Fund, L.P.
          The Raptor Global Portfolio Ltd.
          Excelsior Private Equity Fund II, LP
          Voyager Capital Fund I, LP

          Voyager Capital Founders Fund, LP
          Oak Investment Partners VII, L.P.
          Oak VII Affiliate Fund, L.P.
          DLJ Capital Corp.
          DLJ ESC II, L.P.
          Sprout Capital VIII, L.P.
          Sprout Venture Capital, L.P.
          Hewlett-Packard Company
          MasterCard International Incorporated
          TCW Leveraged Income Trust, L.P.
          TCW Leveraged Income Trust II, L.P.
          TCW Shared Opportunity Fund II, L.P.
          TCW Shared Opportunity Fund IIB, L.L.C.
          TCW Shared Opportunity Fund III, L.P.
          Brown University Third Century Fund
          Anschutz Family Investment Company LLC
          A.C.E. Investment Partnership
          Nie Investment Partnership I